Exhibit 10.20

     Assignment of Obligations Under Promissory Note and
                  Indemnification Agreement

This Assignment of Obligations Under Promissory Note and Indemnification Agreement ("Assignment and Indemnification Agreement") is executed this 29th day of November 2004, by and between DCI USA, Inc., whose address for purposes of this Agreement is 231 Norman Avenue, Brooklyn, New York 11222 ("Assignee"); and 231 Norman Avenue Property Development, LLC, a New York limited liability company, whose address is 231 Norman Avenue, Brooklyn, New York 11222 ("Assignor").

RECITALS:

[1] WHEREAS, Assignor made, executed and delivered to Hypothecators Mortgage Company ("Hypothecators") a promissory note dated March 5, 2004, in the original principal amount of $600,000 (the "Note"), together with a loan agreement, pledge agreement, option agreement and other collateral agreements, all of which were dated March 5, 2004 (all of which shall be collectively referred to as "the Hypothecators Loan Documents," and which are attached hereto as Exhibit A, and incorporated herein by this reference), all in furtherance of the Assignor acquiring mezzanine construction financing from Hypothecators for renovation work to be performed on the building owned by the Assignor and located at 231 Norman Avenue, Brooklyn, New York 11222 ("the Property"); and

[2] WHEREAS, the Assignor represents and warrants that the amount due under the Note is $400,000 ("the Loan Amount");
and

[3] WHEREAS, the Assignor has determined that it no longer requires the funds representing the Loan Amount ("the Hypothecators Loan Funds") insofar as it is in the process of closing on its full construction financing and it desires to pay, transfer, convey, and assign the Hypothecators Loan Funds to Assignee.

[4] WHEREAS, it is mutually desirable, beneficial and agreeable to the parties hereto that Assignor shall pay, transfer, convey, and assign the Hypothecators Loan Funds to Assignee pursuant to the terms below and that Assignee shall take upon itself the obligations of repayment of the Hypothecators Loan Funds to Hypothecators pursuant to the terms below.

ASSIGNMENT OF OBLIGATIONS AND INDEMNIFICATION:

NOW, THEREFORE, in consideration of the Assignor's PAYMENT, TRANSFER, CONVEYANCE, AND ASSIGNMENT of the Hypothecators Loan Funds to Assignee, the receipt and sufficiency of which by Assignee is hereby acknowledged, Assignee and Assignor hereby agree as follows:

[1] Assignee hereby agrees to make any and all payments under the Note and Hypothecators Loan Documents for and on behalf of Assignor according to the terms and conditions set forth in the Note and Hypothecators Loan Documents.

[2] The parties hereto acknowledge and agree that this Assignment and Indemnification Agreement shall not affect in any way the terms or conditions of the Note or the Hypothecators Loan Documents, including but not limited to the collateral, option agreement, and/or guaranties.

[2] Assignee hereby indemnifies and holds harmless Assignor against any and all claims or damages that arise as a result of Assignee's failure to make the principal and interest payments in a timely fashion under the Note and the Hypothecators Loan Documents for the Loan Amount.

[3] Assignor hereby covenants that it will do nothing to increase the indebtedness to Hypothecators under the Note and/or the Hypothecators Loan Documents beyond the Loan Amount and hereby indemnifies and holds harmless Assignee from any and all claims or damages that arise as a result of any increase in the indebtedness to Hypothecators under the Note and/or the Hypothecators Loan Documents beyond the Loan Amount, which is not the result of any default under this Assignment and Indemnification Agreement by Assignee.

[4] This Assignment is executed by, acknowledged, and shall be binding upon the Assignor and Assignee, their successors and assigns, for the uses and purposes above set forth and referred to, effective at the close of business on November
29, 2004.

[5] The Recitals shall be considered an integral part of this Assignment and Indemnification Agreement.

[6] This Assignment and Indemnification Agreement represents the full and complete agreement between the parties and any modification thereto must be in writing and signed by all of the parties hereto.

[7] This Assignment and Indemnification Agreement shall be subject to the laws and jurisdiction of the State of New
York.


IN WITNESS WHEREOF, this Assignment and Indemnification
Agreement is executed by the undersigned parties as of the day and year first set forth above.

"Assignor"-231 Norman Avenue Property        "Assignee"-DCI
USA, Inc.
Development, LLC

/s David Yerushalmi                     /s/ Adam Ofek
By:                                By:
David Yerushalmi                        Adam Ofek
Title: Managing Member                  Title: President